Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-221324 and 333-221324-01

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated February 21, 2020 Pricing Supplement No. 332 dated February , 2020 (To Prospectus Supplement dated May 18, 2018 and Prospectus dated April 5, 2019)
Wells Fargo Finance LLC Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Wells Fargo & Company
Equity Index Linked Securities
$
Enhanced Return Securities
With Capped Upside and 1-to-1 Downside Exposure
(Principal at Risk Securities Linked to an International Equity Index Basket)

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment on the stated maturity date (which will be set on the trade date and is expected to be the second scheduled business day following the determination date) that may be greater than, equal to or less than the $1,000 face amount per security, depending on the performance of an unequally weighted basket consisting of the EURO STOXX 50® Index (36.00% weight), the TOPIX® Index (27.00% weight), the FTSE® 100 Index (19.00% weight), the Swiss Market Index (SMI®) (10.00% weight) and the S&P/ASX 200 Index (8.00% weight) as measured from the trade date to the determination date (expected to be within the range of 18 and 21 months following the trade date).  The initial basket level is 100 and the final basket level on the determination date will equal the sum of the following, calculated for each basket underlier: (i) the final basket underlier level for that basket underlier on the determination date divided by (ii) the initial basket underlier level for that basket underlier (set on the trade date and is expected to be the closing level of that basket underlier on the trade date) multiplied by (iii) the initial weighted value for that basket underlier (which is the initial weight of that basket underlier times the initial basket level).  If the value of the basket increases, the securities offer 4.0 times participation in that appreciation, subject to the maximum settlement amount (expected to be within the range of $1,272.00 to $1,320.00 for each $1,000 face amount security). However, if the value of the basket declines, you will have full downside exposure to that decline and you will lose some, and possibly all, of the face amount of your securities at maturity.  In exchange for the upside leverage feature, you must be willing to forgo (i) a return on the face amount of the securities in excess of the maximum return at maturity of 27.20% to 32.00% (which results from the maximum settlement amount of $1,272.00 to $1,320.00 per $1,000 face amount security, to be set on the trade date), (ii) interest on the securities and (iii) dividends paid on the stocks included in the basket underliers.  You must also be willing to accept the risk that, if the value of the basket declines, you will lose some, and possibly all, of the face amount of your securities at maturity.  All payments on the securities are subject to credit risk, and you will have no ability to pursue any securities included in the basket underliers for payment. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment.

To determine your payment at stated maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level on the determination date from the initial basket level of 100.  On the stated maturity date, for each $1,000 face amount security:

•

if the basket return is positive (the final basket level is greater than the initial basket level), you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate of 4.0 times (c) the basket return, subject to the maximum settlement amount;

•

if the basket return is zero or negative (the final basket level is equal to or less than the initial basket level), you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of (a) the basket return times (b) $1,000. If the final basket level is less than the initial basket level, the amount you will receive at maturity will be less than $1,000 and may be zero.

The securities will not be listed on any securities exchange and are designed to be held to maturity.

A decrease in the level of a basket underlier may offset increases in the levels of the other basket underliers. Due to the unequal weighting of each basket underlier, the performances of the EURO STOXX 50® Index, the TOPIX® and the FTSE® 100 Index will have a significantly larger impact on your return on the securities than the performances of the Swiss Market Index and the S&P/ASX 200 Index.

The current estimated value of the securities is approximately $982.29 per $1,000 face amount security. While the estimated value of the securities at pricing may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the trade date be less than $962.29 per $1,000 face amount security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

      The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price(1)	Agent Discount(2)	Proceeds to Wells Fargo Finance LLC
Per Security	$1,000.00	$15.10	$984.90
Total
(1)	The original offering price is $984.90 per $1,000 face amount security for investors purchasing the securities in certain fee-based advisory accounts.
(2)

The agent will receive an agent discount of $15.10 per $1,000 face amount security; provided that the agent will not receive an agent discount with respect to any security purchased in a fee-based advisory account at an original offering price of $984.90 per $1,000 face amount security. Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Terms of the Securities

Issuer:	Wells Fargo Finance LLC.

Guarantor:	Wells Fargo & Company.

Basket:	Basket Underlier	Weight	Initial Weighted Value*
	EURO STOXX 50® Index	36.00%	36.00
	TOPIX® Index	27.00%	27.00
	FTSE® 100 Index	19.00%	19.00
	Swiss Market Index (SMI®)	10.00%	10.00
	S&P/ASX 200 Index	8.00%	8.00
	* The initial weighted value of each basket underlier is equal to its weight times the initial basket level of 100.
Trade Date:
Original Issue Date (settlement date):	Expected to be the fifth scheduled business day following the trade date.
Original Offering Price:

$1,000 per security; provided that the original offering price is $984.90 per security for investors purchasing the securities in certain fee-based advisory accounts, reflecting a foregone agent discount with respect to such security.

Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Cash Settlement Amount:	On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the cash settlement amount. The “cash settlement amount” per security will equal:

•     if the final basket level is greater than or equal to the cap level, the maximum settlement amount;

•     if the final basket level is greater than the initial basket level but less than the cap level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the basket return; or

•     if the final basket level is equal to or less than the initial basket level, the sum of (i) $1,000 plus (ii) the product of (a) the basket return times (b) $1,000.

If the final basket level is less than the initial basket level, you will lose some, and possibly all, of the face amount of your securities at maturity.

All calculations with respect to the cash settlement amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the cash settlement amount will be rounded to the nearest cent, with one-half cent rounded upward.

Stated Maturity Date:

The “stated maturity date” will be set on the trade date and is expected to be the second scheduled business day following the determination date. If the determination date is postponed for any basket underlier, the stated maturity date will be postponed to the second business day after the last determination date as postponed. See “—Determination Date” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the determination date.  If the stated maturity date is not a business day, any payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.  The securities are not subject to redemption by Wells Fargo Finance LLC or repayment at the option of any holder of the securities prior to the stated maturity date.

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Initial Basket Level:	100
Final Basket Level:

The “final basket level” will be the sum of the products, calculated for each basket underlier, of: (i) the final basket underlier level for that basket underlier divided by the initial basket underlier level for that basket underlier times (ii) the initial weighted value of that basket underlier.

Initial Basket Underlier Level:	With respect to each basket underlier, its “initial basket underlier level” will be the closing level of that basket underlier on the trade date.
Final Basket Underlier Level:	With respect to each basket underlier, its “final basket underlier level” will be the closing level of that basket underlier on the determination date.
Closing Level:

The “closing level” of a basket underlier on any trading day means the official closing level of that basket underlier reported by the relevant basket underlier sponsor (as defined below) on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth herein under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to a Basket Underlier” and “—Discontinuance of a Basket Underlier.”

Basket Return:	The “basket return” will be the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage.
Maximum Settlement Amount:

The “maximum settlement amount” will be set on the trade date and will be within the range of 127.20% to 132.00% of the face amount per security ($1,272.00 to $1,320.00 per security).  As a result of the maximum settlement amount, the maximum return on the face amount of the securities at maturity will be 27.20% to 32.00% of the face amount.

Cap Level:	The “cap level” will be set on the trade date and will be within the range of 106.80% to 108.00% of the initial basket level.
Upside Participation Rate:	4.0
Determination Date:

The determination date will be determined on the trade date and is scheduled to be between 18 and 21 months following the trade date. If the originally scheduled determination date is not a trading day with respect to any basket underlier, the determination date for each basket underlier will be postponed to the next succeeding day that is a trading day with respect to each basket underlier. The determination date for a basket underlier is also subject to postponement due to the occurrence of a market disruption event with respect to such basket underlier.  See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	Wells Fargo Securities, LLC
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

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Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15.10 per security; provided that no concession will be allowed in connection with securities purchased in a fee-based advisory account at an original offering price of $984.90 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001HFE6

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Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the prospectus supplement dated May 18, 2018 and the prospectus dated April 5, 2019 for additional information about the securities. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated April 27, 2018, or to any sections therein, should refer instead to the accompanying prospectus dated April 5, 2019 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

●	Prospectus Supplement dated May 18, 2018: https://www.sec.gov/Archives/edgar/data/72971/000119312518167593/d523952d424b2.htm

●	Prospectus dated April 5, 2019: https://www.sec.gov/Archives/edgar/data/72971/000138713119002551/wfc-424b2_040519.htm

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Estimated Value of the Securities

The original offering price of each security includes certain costs that are borne by you.  Because of these costs, the estimated value of the securities on the trade date will be less than the original offering price.  The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates or a dealer participating in the distribution of the securities) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences.  Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.  The estimated value of the securities as of the trade date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models.  Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities.  This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.”  These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations.  See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “Risk Factors—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market.  The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors.  However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the trade date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions.  Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the original issue date or during the 3-month period following the trade date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price.  Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would

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be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above.  The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.  If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors.  If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities.  As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system.  Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities.  There can be no assurance that a secondary market will develop.

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Investor Considerations

We have designed the securities for investors who:

•

seek leveraged exposure at the upside participation rate to any upside performance of the basket, as measured by the extent (if any) to which the final basket level is greater than the initial basket level, subject to the maximum settlement amount;

•

understand that if the final basket level is less than the initial basket level, they will be fully exposed to the decrease in the value of the basket from the initial basket level, and will lose some, and possibly all, of the face amount of the securities;

•	are willing to forgo interest payments on the securities and dividends on securities included in the basket underliers; and
•	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
•	are unwilling to accept the risk that the final basket level may decrease from the initial basket level;
•	seek uncapped exposure to the upside performance of the basket;
•	seek certainty of receiving the face amount of the securities at stated maturity;
•

are unwilling to purchase securities with an estimated value as of the trade date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

•	seek current income;
•	are unwilling to accept the risk of exposure to foreign equity markets;
•	seek exposure to the basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;
•

are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company to obtain exposure to the basket generally, or to the exposure to the basket that the securities provide specifically; or

•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

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Hypothetical Payout Profile

The following profile is based on a hypothetical maximum settlement amount of 129.60% of the face amount or $1,296.00 per security (the midpoint of the specified range for the maximum settlement amount), an upside participation rate of 4.0 and an original offering price of $1,000 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual final basket level, the actual maximum settlement amount, the actual price you pay for your securities and whether you hold your securities to maturity.

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Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

You May Lose Up To All Of Your Investment.

We will not repay you a fixed amount on the securities on the stated maturity date. The cash settlement amount will depend on the direction of and percentage change in the final basket level relative to the initial basket level and the other terms of the securities. Because the level of the basket will be subject to market fluctuations, the cash settlement amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the final basket level is less than the initial basket level, the cash settlement amount will be less than the face amount per security and you will be fully exposed to the decline in the value of the basket.  As a result, you may receive less than, and possibly lose all of, the face amount per security at maturity even if the value of the basket is greater than or equal to the initial basket level at certain points during the term of the securities.

Even if the final basket level is greater than the initial basket level, the amount you receive at stated maturity may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same stated maturity date.

Your Return Will Be Limited By The Maximum Settlement Amount And May Be Lower Than The Return On A Direct Investment In The Basket Underliers.

Your return on the securities will be subject to a maximum settlement amount.  The opportunity to participate in the possible increases in the levels of the basket underliers through an investment in the securities will be limited because the cash settlement amount will not exceed the maximum settlement amount. Furthermore, the effect of the upside participation rate will be progressively reduced for all final basket levels exceeding the final basket level at which the maximum settlement amount is reached, which we refer to as the cap level.

Changes In The Levels Of The Basket Underliers May Offset Each Other.

Fluctuations in the levels of the basket underliers may not correlate with each other. Even if the level of a basket underlier increases, the levels of the other basket underliers may not increase as much or may even decline. Therefore, in calculating the final basket level, increases in the level of a basket underlier may be moderated, or wholly offset, by lesser increases or declines in the levels of other basket underliers. Further, because the basket underliers are unequally weighted, increases in the levels of the lower-weighted basket underliers may be offset by even small decreases in the levels of the more heavily weighted basket underliers.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities.  However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities.  You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Stated Maturity Date Of The Securities Is A Pricing Term And Will Be Determined By Us On The Trade Date.

We will not fix the stated maturity date until the trade date. The stated maturity date is expected to be the second scheduled business day following the determination date. Therefore, the term of the securities could be as short as the low end of the range and as long as the high end of the range for the determination date set forth on the cover page. You should be willing to hold your securities for up to the high end of the range set forth on the cover page. The stated maturity date selected by us could have an impact on the value of the securities.

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue any securities included in the basket underliers for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of

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such securities in a bankruptcy, resolution or similar proceeding.  Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Debt Securities of Wells Fargo Finance LLC—Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Convey, Transfer Or Lease All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

The securities will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the securities.

The Estimated Value Of The Securities On The Trade Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the trade date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates or a dealer participating in the distribution of the securities) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

PRS-11

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor.  Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions.  Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the original issue date or during the 3-month period following the trade date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price.  Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above.  The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.  If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.  If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the value of the basket at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value that you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Basket Performance.  The value of the securities prior to maturity will depend substantially on the then-current value of the basket, which is determined based on the levels of the basket underliers. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the basket at such time is less than, equal to or not sufficiently above the initial basket level.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
•

Volatility Of The Basket Underliers.  Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the basket underliers changes.

•

Correlation Among Basket Underliers. Correlation refers to the extent to which the levels of the basket underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among basket underliers may be positive, zero or negative. The value of the securities may be affected if the correlation among the basket underliers change.

•

Time Remaining To Maturity.  The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current levels of the basket underliers. This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the basket during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current value of the basket.

•	Dividend Yields On The Securities Included In The Basket Underliers. The value of the securities may be affected by the dividend yields on securities included in the basket underliers.
•

Volatility Of Currency Exchange Rates. Since the level of each basket underlier is based on the value of the securities included in such basket underlier as expressed in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

•

Correlation Between Currency Exchange Rates And The Basket Underliers. Since the level of each basket underlier is based on the value of the securities included in such basket underlier as expressed in a foreign currency, the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the applicable basket underlier.

PRS-12

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness.  You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the basket.  Because several factors are expected to affect the value of the securities, changes in the value of the basket may not result in a comparable change in the value of the securities.  We anticipate that the value of the securities will always be at a discount to the maximum settlement amount.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Basket Underliers.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the basket underliers and received the dividends and other payments paid on those securities. This is in part because the cash settlement amount payable at stated maturity will be determined by reference to the final basket level, which will be calculated by reference to the prices of the securities in the basket underliers without taking into consideration the value of dividends and other payments paid on those securities. In addition, the cash settlement amount will not be greater than the maximum settlement amount.

Historical Levels Of The Basket Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Basket Underliers During The Term Of The Securities.

The trading prices of the securities included in the basket underliers will determine the cash settlement amount payable at maturity to you. As a result, it is impossible to predict whether the closing level of the basket underliers will fall or rise compared to their respective initial basket underlier levels. Trading prices of the securities included in the basket underliers will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the basket underliers do not provide an indication of the future performance of the basket underliers.

Changes That Affect The Basket Underliers May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of a basket underlier sponsor concerning the calculation of the relevant basket underlier and the addition, deletion or substitution of securities comprising such basket underlier and the manner in which a basket underlier sponsor takes account of certain changes affecting such securities may affect the level of such basket underlier and the value of the basket and, therefore, may affect the value of the securities and the cash settlement amount payable at maturity. A basket underlier sponsor may discontinue or suspend calculation or dissemination of the relevant basket underlier or materially alter the methodology by which it calculates such basket underlier. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Underliers.

Actions by any company whose securities are included in a basket underlier may have an adverse effect on the price of its security, the closing level of such basket underlier and the final basket level and the value of the securities. Neither we nor the Guarantor are affiliated with any company whose security is included in any basket underlier. These unaffiliated companies included in the basket underliers will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Basket Underlier Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any of the basket underlier sponsors and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of any basket underlier. We have derived the information about the basket underlier sponsors and the basket underliers contained in this pricing supplement from publicly available information, without independent verification. You, as

PRS-13

an investor in the securities, should make your own investigation into the basket underliers and the basket underlier sponsors. The basket underlier sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interest as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Each basket underlier includes the securities of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The securities included in each of the basket underliers may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of such basket underlier which could, in turn, adversely affect the value of the securities.

The Stated Maturity Date Will Be Postponed If The Determination Date Is Postponed.

The determination date with respect to a basket underlier will be postponed if the originally scheduled determination date is not a trading day with respect to any basket underlier or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket underlier on the originally scheduled determination date. If such a postponement occurs, the stated maturity date will be postponed until two business days after the last determination date as postponed.

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities.  In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.  Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities.  WFS, which is our affiliate, will be the calculation agent for the securities.  As calculation agent, WFS will determine the final basket underlier level of each basket underlier and the final basket level and may be required to make other determinations that affect the return you receive on the securities at maturity.  In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket underlier on the scheduled determination date, which may result in postponement of the determination date with respect to that basket underlier; determining the final basket underlier level of a basket underlier if the determination date is postponed with respect to that basket underlier to the last day to which it may be postponed and a market disruption event with respect to that basket underlier occurs on that day; if a basket underlier is discontinued, selecting a successor basket underlier or, if no successor basket underlier is available, determining the final basket underlier level of such basket underlier; and determining whether to adjust the closing level of a basket underlier on the determination date in the event of certain changes in or modifications to such basket underlier.  In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

PRS-14

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The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation.  WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above.  Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

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Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the levels of the basket underliers.  Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the basket underliers or the companies whose securities are included in the basket underliers.  This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities.  Any research reports on a basket underlier or the companies whose securities are included in a basket underlier could adversely affect the level of that basket underlier and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the basket underliers from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates.  In addition, any research reports on a basket underlier or the companies whose securities are included in a basket underlier published on or prior to the trade date could result in an increase in the level of that basket underlier on the trade date, which would adversely affect investors in the securities by increasing the level at which the basket underliers must close on the determination date in order for investors in the securities to receive a favorable return.

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Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket underliers may adversely affect the levels of the basket underliers.  Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket underliers, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies.  These business activities could adversely affect the levels of the basket underliers and, therefore, adversely affect the value of and your return on the securities.  In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket underliers.  If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

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Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the basket underliers.  We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates.  Pursuant to such hedging activities, our hedge counterparties may acquire securities included in the basket underliers or listed or over-the-counter derivative or synthetic instruments related to the basket underliers or such securities.  Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  To the extent that our hedge counterparties have a long hedge position in any of the securities included in the basket underliers, or derivative or synthetic instruments related to the basket underliers or such securities, they may liquidate a portion of such holdings at or about the time of the determination date or at or about the time of a change in the securities included in the basket underliers. These hedging activities could potentially adversely affect the levels of the basket underliers and, therefore, adversely affect the value of and your return on the securities.

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Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the basket underliers.  Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the basket underliers and other instruments relating to the basket underliers or such securities on a regular basis as part of their general broker-dealer and other businesses.  Any of these trading activities could potentially adversely affect the levels of the basket underliers and, therefore, adversely affect the value of and your return on the securities.

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A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you.  If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities.  If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

PRS-15

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS.  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities.  In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued prior to January 1, 2023 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m).  However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-16

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the cash settlement amount) calculated as follows:

PRS-17

Hypothetical Returns

The following table illustrates, for a hypothetical maximum settlement amount of 129.60% of the face amount or $1,296.00 per security (the midpoint of the specified range of the maximum settlement amount) and a range of hypothetical final basket levels:

•	the hypothetical percentage change from the initial basket level to the hypothetical final basket level; and
•	the hypothetical pre-tax total return.

The table below and the examples that follow assume that an investor purchases the securities for $1,000 per security.

Hypothetical basket return	Hypothetical pre-tax total return
50.00%	29.60%
40.00%	29.60%
20.00%	29.60%
10.00%	29.60%
7.40%	29.60%
5.00%	20.00%
2.50%	10.00%
0.00%	0.00%
-2.50%	-2.50%
-5.00%	-5.00%
-10.00%	-10.00%
-25.00%	-25.00%
-50.00%	-50.00%
-75.00%	-75.00%
-100.00%	-100.00%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax return will depend on the actual final basket level and maximum settlement amount.

If, for example, the basket return were determined to be -75.00%, the pre-tax return on your securities at maturity would be -75.00%, as shown in the table above.  As a result, if you purchased your securities on the original issue date at the face amount and held them to the stated maturity date, you would lose 75.00% of your investment.  In addition, if the basket return were determined to be 50.00%, the cash settlement amount that we would deliver on your securities at maturity would be capped at the maximum settlement amount, and the pre-tax return on your securities would therefore be capped at 29.60%, as shown in the table above.  As a result, if you held your securities to the stated maturity date, you would not benefit from any basket return in excess of 7.40%.

PRS-18

Hypothetical Cash Settlement Amounts

Set forth below are four examples of cash settlement amount calculations, reflecting a hypothetical maximum settlement amount of 129.60% of the face amount or $1,296.00 per security (the midpoint of the specified range for the maximum settlement amount) and assuming the hypothetical initial basket underlier levels and final basket underlier levels for each basket underlier as indicated in the examples. The following examples also assume an original offering price of $1,000 per security. The hypothetical initial basket underlier level of 100.00 for each basket underlier has been chosen for illustrative purposes only and does not represent the actual initial basket underlier level of any basket underlier. The actual initial basket underlier level for each basket underlier will be determined on the trade date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the basket underliers, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The levels in Column A represent the hypothetical initial basket underlier levels for each basket underlier, and the levels in Column B represent the hypothetical final basket underlier levels for each basket underlier. The percentages in Column C represent the hypothetical final basket underlier levels in Column B expressed as percentages of the corresponding hypothetical initial basket underlier levels in Column A. The amounts in Column D represent the applicable initial weighted value for each basket underlier, and the amounts in Column E represent the products of the percentages in Column C times the corresponding amounts in Column D. The final basket level for each example is shown beneath each example, and will equal the sum of the five products shown in Column E. The basket return for each example is shown beneath the final basket level for such example, and will equal the quotient of (i) the final basket level for such example minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage.

Example 1: The final basket level is greater than the cap level.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Basket Underlier Level	Hypothetical Final Basket Underlier Level	Column B / Column A (expressed as a percentage)	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	140.00	140.00%	36.00	50.40
TOPIX® Index	100.00	135.00	135.00%	27.00	36.45
FTSE® 100 Index	100.00	135.00	135.00%	19.00	25.65
Swiss Market Index (SMI®)	100.00	130.00	130.00%	10.00	13.00
S&P/ASX 200 Index	100.00	165.00	165.00%	8.00	13.20
			Final Basket Level		138.70
			Basket Return		38.70%

In this example, each of the hypothetical final basket underlier levels is greater than or equal to the applicable hypothetical initial basket underlier level, which results in the hypothetical final basket level being greater than the initial basket level of 100.00. Because the hypothetical final basket level is 138.70, which is greater than the cap level, the hypothetical cash settlement amount will be capped at the hypothetical maximum settlement amount of $1,296.00 per security.

Example 2: The final basket level is greater than the initial basket level but less than the cap level.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Basket Underlier Level	Hypothetical Final Basket Underlier Level	Column B / Column A (expressed as a percentage)	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	105.00	105.00%	36.00	37.80
TOPIX® Index	100.00	100.00	100.00%	27.00	27.00
FTSE® 100 Index	100.00	110.00	110.00%	19.00	20.90
Swiss Market Index (SMI®)	100.00	103.00	103.00%	10.00	10.30
S&P/ASX 200 Index	100.00	107.75	107.75%	8.00	8.62
			Final Basket Level		104.62
			Basket Return		4.62%

In this example, each of the hypothetical final basket underlier levels is greater than or equal to the applicable hypothetical initial basket underlier level, which results in the hypothetical final basket level being greater than the initial basket level of 100.00. Because the hypothetical final basket level is 104.62, the hypothetical cash settlement amount per security will equal:

Cash settlement amount = $1,000 + ($1,000 × 400.00% × 4.62%) = $1,184.80

PRS-19

Example 3: The final basket level is less than the initial basket level.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Basket Underlier Level	Hypothetical Final Basket Underlier Level	Column B / Column A (expressed as a percentage)	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	42.00	42.00%	36.00	15.12
TOPIX® Index	100.00	65.00	65.00%	27.00	17.55
FTSE® 100 Index	100.00	75.00	75.00%	19.00	14.25
Swiss Market Index (SMI®)	100.00	77.00	77.00%	10.00	7.70
S&P/ASX 200 Index	100.00	65.00	65.00%	8.00	5.20
			Final Basket Level		59.82
			Basket Return		-40.18%

In this example, each of the hypothetical final basket underlier levels is less than the applicable hypothetical initial basket underlier level, which results in the hypothetical final basket level being less than the initial basket level of 100.00. Because the hypothetical final basket level is less than the initial basket level and is 59.82, the hypothetical cash settlement amount per security will equal:

Cash settlement amount = $1,000 + ($1,000 × -40.18%) = $598.20

Example 4: The final basket level is less than the initial basket level.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Basket Underlier Level	Hypothetical Final Basket Underlier Level	Column B / Column A (expressed as a percentage)	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	40.00	40.00%	36.00	14.40
TOPIX® Index	100.00	102.00	102.00%	27.00	27.54
FTSE® 100 Index	100.00	101.00	101.00%	19.00	19.19
Swiss Market Index (SMI®)	100.00	130.00	130.00%	10.00	13.00
S&P/ASX 200 Index	100.00	130.00	130.00%	8.00	10.40
			Final Basket Level		84.53
			Basket Return		-15.47%

In this example, the hypothetical final basket underlier level of the EURO STOXX 50® Index is less than its hypothetical initial basket underlier level, while the hypothetical final basket underlier levels of the other four basket underliers are each greater than their applicable hypothetical initial basket underlier levels.

Because the basket is unequally weighted, increases in the lower weighted basket underliers will be offset by decreases in the higher weighted basket underliers. In this example, the large decline in the level of the EURO STOXX 50® Index results in the hypothetical final basket level being less than 100.00 even though the levels of the other basket underliers increased.

Since the hypothetical final basket level is less than the initial basket level and is 84.53, the hypothetical cash settlement amount per security will equal:

Cash settlement amount = $1,000 + ($1,000 × -15.47%) = $845.30

To the extent that the initial basket underlier levels and final basket underlier levels of the basket underliers, the final basket level, the actual maximum settlement amount and the actual price you pay for your securities differ from the values assumed above, the results indicated above would be different.

PRS-20

Additional Terms of the Securities

Wells Fargo Finance LLC will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to the TOPIX® Index, the FTSE® 100 Index, the Swiss Market Index (SMI®) and the S&P/ASX 200 Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such basket underlier are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such basket underlier is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50® Index means a day, as determined by the calculation agent, on which (i) the relevant basket underlier sponsor is scheduled to publish the level of such basket underlier and (ii) each related futures or options exchange with respect to such basket underlier is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying a basket underlier means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for a basket underlier means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such basket underlier.

Calculation Agent

Wells Fargo Securities, LLC, one of our affiliates and a wholly owned subsidiary of Wells Fargo & Company, will act as initial calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the cash settlement amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event or non-trading day has occurred;
•	determine if adjustments are required to the closing level of a basket underlier under various circumstances; and
•

if publication of a basket underlier is discontinued, select a successor basket underlier (as defined below) or, if no successor basket underlier is available, determine the closing level of such basket underlier.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the TOPIX® Index, the FTSE® 100 Index, the Swiss Market Index (SMI®) or the S&P/ASX 200 Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such basket underlier or any successor basket underlier at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such basket underlier or any successor basket underlier on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such basket underlier or any successor basket underlier on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

PRS-21

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such basket underlier or any successor basket underlier on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such basket underlier or any successor basket underlier are traded or any related futures or options exchange with respect to such basket underlier or any successor basket underlier prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The relevant stock exchange for any security underlying such basket underlier or successor basket underlier or any related futures or options exchange with respect to such basket underlier or successor basket underlier fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the TOPIX® Index, the FTSE® 100 Index, the Swiss Market Index (SMI®) or the S&P/ASX 200 Index:

(1)

the relevant percentage contribution of a security to the level of such basket underlier or any successor basket underlier will be based on a comparison of (x) the portion of the level of such basket underlier attributable to that security and (y) the overall level of such basket underlier or successor basket underlier, in each case immediately before the occurrence of the market disruption event;

(2)

the “close of trading” on any trading day for such basket underlier or any successor basket underlier means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such basket underlier or successor basket underlier on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such basket underlier or successor basket underlier for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such basket underlier or successor basket underlier, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such basket underlier or any successor basket underlier means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “exchange business day” means any trading day for such basket underlier or any successor basket underlier on which each relevant stock exchange for the securities underlying such basket underlier or any successor basket underlier and each related futures or options exchange with respect to such basket underlier or any successor basket underlier are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the EURO STOXX 50® Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in such basket underlier or any successor basket underlier, and the aggregate of all securities included in such basket underlier or successor basket underlier with respect to which any such event occurs comprise 20% or more of the level of such basket underlier or successor basket underlier:

•

a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

PRS-22

•

the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such basket underlier or any successor basket underlier:
•

a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such basket underlier or successor basket underlier on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•

the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)

The relevant basket underlier sponsor fails to publish the level of such basket underlier or any successor basket underlier (other than as a result of the relevant basket underlier sponsor having discontinued publication of such basket underlier or successor basket underlier and no successor basket underlier being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the EURO STOXX 50® Index:

(1)

the relevant percentage contribution of a security included in such basket underlier or any successor basket underlier to the level of such basket underlier will be based on a comparison of (x) the portion of the level of such basket underlier attributable to that security to (y) the overall level of such basket underlier, in each case using the official opening weightings as published by the relevant basket underlier sponsor as part of the market opening data;

(2)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)

an “exchange business day” means any trading day on which (i) the relevant basket underlier sponsor publishes the level of such basket underlier or any successor basket underlier and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to any basket underlier on the determination date, then the determination date for such basket underlier will be postponed to the first succeeding trading day for such basket underlier on which a market disruption event for such basket underlier has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket underlier after the originally scheduled determination date, that eighth trading day shall be deemed to be the determination date for such basket underlier. If the determination date has been postponed eight trading days for a basket underlier after the originally scheduled determination date and a market disruption event occurs or is continuing with respect to such basket underlier on such eighth trading day, the calculation agent will determine the closing level of such basket underlier on such eighth trading day in accordance with the formula for and method of calculating the closing level of such basket underlier last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the TOPIX® Index, the FTSE® 100 Index, the Swiss Market Index (SMI®) and the S&P/ASX 200 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of that basket underlier is calculated and published by the relevant basket underlier sponsor) on such date of each security included in such basket underlier.  As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the TOPIX® Index, the FTSE® 100

PRS-23

Index, the Swiss Market Index (SMI®) or the S&P/ASX 200 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such basket underlier is calculated and published by the relevant basket underlier sponsor.  Notwithstanding the postponement of the determination date for a basket underlier due to a market disruption event with respect to such basket underlier on the determination date, the originally scheduled determination date will remain the determination date for any basket underlier not affected by a market disruption event on such day.

Adjustments to a Basket Underlier

If at any time the method of calculating a basket underlier or a successor basket underlier, or the closing level thereof, is changed in a material respect, or if a basket underlier or a successor basket underlier is in any other way modified so that such basket underlier does not, in the opinion of the calculation agent, fairly represent the level of such basket underlier had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such basket underlier is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such basket underlier or successor basket underlier as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such basket underlier or successor basket underlier with reference to such index, as so adjusted. Accordingly, if the method of calculating a basket underlier or successor basket underlier is modified so that the level of such basket underlier is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such basket underlier), then the calculation agent will adjust such basket underlier or successor basket underlier in order to arrive at a level of such basket underlier as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of a Basket Underlier

If a sponsor or publisher of a basket underlier (each, a “basket underlier sponsor”) discontinues publication of a basket underlier, and such basket underlier sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such basket underlier (a “successor basket underlier”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo Finance LLC, the calculation agent will substitute the successor basket underlier as calculated by the relevant basket underlier sponsor or any other entity and calculate the closing level of such basket underlier as described above. Upon any selection by the calculation agent of a successor basket underlier, Wells Fargo Finance LLC will cause notice to be given to holders of the securities.

In the event that a basket underlier sponsor discontinues publication of a basket underlier prior to, and the discontinuance is continuing on, the determination date and the calculation agent determines that no successor basket underlier is available at such time, the calculation agent will calculate a substitute closing level for such basket underlier in accordance with the formula for and method of calculating such basket underlier last in effect prior to the discontinuance, but using only those securities that comprised such basket underlier immediately prior to that discontinuance.  If a successor basket underlier is selected or the calculation agent calculates a level as a substitute for such basket underlier, the successor basket underlier or level will be used as a substitute for such basket underlier for all purposes, including the purpose of determining whether a market disruption event exists.

If on the determination date a basket underlier sponsor fails to calculate and announce the level of a basket underlier, the calculation agent will calculate a substitute closing level of such basket underlier in accordance with the formula for and method of calculating such basket underlier last in effect prior to the failure, but using only those securities that comprised such basket underlier immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such basket underlier, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant basket underlier sponsor to calculate and announce the level of, a basket underlier may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the cash settlement amount, calculated as provided herein. The cash settlement amount will be calculated as though the date of acceleration were the determination date.

PRS-24

Hypothetical Historical Performance of the Basket

The basket will represent a weighted portfolio of the following five basket underliers, with each basket underlier having the weight indicated parenthetically: the EURO STOXX 50® Index (36%), the TOPIX® Index (27%), the FTSE® 100 Index (19%), the Swiss Market Index (SMI®) (10%) and the S&P/ASX 200 Index (8%). The value of the basket will increase or decrease depending upon the performance of the basket underliers. For more information regarding the basket underliers, see “The EURO STOXX 50® Index,” “The TOPIX® Index,” “The FTSE® 100 Index,” “The Swiss Market Index (SMI®)” and “The S&P/ASX 200 Index” below. The basket does not reflect the performance of all major securities markets.

While historical information on the value of the basket does not exist for dates prior to the trade date, the following graph sets forth the hypothetical historical daily values of the basket for the period from January 1, 2015 to February 20, 2020 assuming that the basket was constructed on January 1, 2015 with an initial basket level of 100 and that each of the basket underliers had the applicable weight as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the basket during any period shown below is not an indication that the percentage change in the value of the basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the basket.

PRS-25

The EURO STOXX 50® Index

We obtained all information contained in this pricing supplement regarding the EURO STOXX 50® Index (referred to in this section as the “SX5E Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, STOXX Limited, the index sponsor (“STOXX”). STOXX has no obligation to continue to publish, and may discontinue publication of, the SX5E Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the SX5E Index in connection with the offer and sale of securities.

In addition, information about the SX5E Index may be obtained from other sources including, but not limited to, the SX5E Index sponsor’s website (including information regarding (i) the SX5E Index’s top ten constituents and their respective weightings, (ii) the SX5E Index’s sector weightings and (iii) the SX5E Index’s country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SX5E Index is accurate or complete.

General

The SX5E Index is calculated, maintained and published by STOXX Limited (“STOXX”), the index sponsor, a wholly owned subsidiary of Deutsche Börse AG. Publication of the SX5E Index began on February 26, 1998, based on an initial index value of 1,000 on December 31, 1991. The SX5E Index is published in The Wall Street Journal and disseminated on STOXX’s website.

The SX5E Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Composition

The SX5E Index is composed of 50 component stocks of market sector leaders in terms of free-float market capitalization from within the EURO STOXX Supersector indexes, which includes stocks selected from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the SX5E Index. The component stocks have a high degree of liquidity and represent the largest companies across all supersectors as defined by the Industry Classification Benchmark.

Component Selection. The composition of the SX5E Index is reviewed by STOXX annually in September. Within each of the 19 EURO STOXX Supersector indexes, the respective index component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding EURO STOXX Total Market Index Supersector Index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All remaining stocks that are current SX5E Index components are then added to the selection list. The stocks on the selection list are then ranked by free-float market capitalization. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the SX5E Index contains 50 stocks.

Ongoing Maintenance of Component Stocks

The component stocks of the SX5E Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the SX5E Index due to corporate actions (including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

The component stocks of the SX5E Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month. The highest-ranked non-component stock will replace the exiting component stock. The SX5E Index is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a component stock is involved, the original component stock is replaced by the new component stock. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the lower buffer (between 1 and 40) on the latest selection list. The

PRS-26

largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks.

The free float factors and outstanding number of shares for each component stock that STOXX uses to calculate the SX5E Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the SX5E Index’s total free float market capitalization. The free float factor reduces the component stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares).

Calculation of the SX5E Index

The SX5E Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the SX5E Index value can be expressed as follows:

Index =	Free-float market capitalization of the SX5E Index
Divisor

The “free-float market capitalization of the SX5E Index” is equal to the sum of the products of the closing price, the number of shares, the free float factor and the weighting cap factor for each component stock as of the time the SX5E Index is being calculated. The component stocks trade in euros and thus, no currency conversion is required. The cap factor limits the weight of a component within the SX5E Index to a maximum of 10%.

The SX5E Index is also subject to a divisor, which is adjusted to maintain the continuity of the SX5E Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Special cash dividend

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution.

Adjusted price = closing price – dividend announced by the company * (1 – withholding tax, if applicable)

Divisor: decreases

(2)	Split and reverse split: Adjusted price = closing price * A/B New number of shares = old number of shares * B/A Divisor: no change
(3)	Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases
(4)	Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change
(5)	Stock dividend from treasury stock (if treated as extraordinary dividend): Adjusted close = close – close * B / (A + B) Divisor: decreases
(6)	Stock dividend of another company: Adjusted price = (closing price * A - price of other company * B) / A Divisor: decreases
(7)	Return of capital and share consolidation: Adjusted price = (closing price – capital return announced by company * (1 – withholding tax)) * A / B

PRS-27

New number of shares = old number of shares * B / A
Divisor: decreases

(8)

Repurchase shares / self tender:
Adjusted price = ((price before tender * old number of shares) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares)
New number of shares = old number of shares – number of tendered shares
Divisor: decreases

(9)	Spin-off: Adjusted price = (closing price * A - price of spin-off shares B) / A Divisor: decreases
(10)	Combination stock distribution (dividend or split) and rights offering: For this corporate action, the following additional assumptions apply:
•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
•	If A is not equal to one, all the following “new number of shares” formulas need to be divided by A:
○

If rights are applicable after stock distribution (one action applicable to another):
Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) /
((A + B) * (1 + C / A))
New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A
Divisor: increases

○

If  stock distribution is applicable after rights (one action applicable to another):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares = old number of shares * ((A + C) * (1 + B / A))
Divisor: increases

○

Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B + C) / A
Divisor: increases

(11)	Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.
(12)	Free Float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

License Agreement

STOXX Limited (“STOXX”) and its licensors (the “Licensors”) have no relationship to us other than the licensing of the EURO STOXX 50® Index and the related trademarks to Wells Fargo & Company, our parent company, for use in connection with the securities.

STOXX and its Licensors do not:

•	Sponsor, endorse, sell or promote the securities.
•	Recommend that any person invest in the securities.
•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.
•	Have any responsibility or liability for the administration, management or marketing of the securities.
•	Consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

PRS-28

STOXX and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied, and disclaim any and all warranty about:

The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index;

The accuracy or completeness of the EURO STOXX 50® Index and its data;

The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;

•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data;
•

Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Wells Fargo & Company and STOXX is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

Historical Information for the EURO STOXX 50® Index

We obtained the closing levels set forth in the graph below from Bloomberg without independent verification.

The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the securities.

The following graph sets forth the daily closing levels of the EURO STOXX 50® Index for each day in the period from January 1, 2015 through February 20, 2020. The closing level on February 20, 2020 was 3,822.98.

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

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The TOPIX® Index

We obtained all information contained in this pricing supplement regarding the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  This information reflects the policies of, and is subject to change by, the Toyko Stock Exchange, the index sponsor (“TSE”). The TSE has no obligation to continue to publish, and may discontinue publication of, the TOPIX® Index at any time was developed by the TSE and is calculated, maintained and published by the TSE. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the TOPIX® Index in connection with the offer and sale of securities.

In addition, information about the TOPIX® Index may be obtained from other sources including, but not limited to, the TOPIX® Index sponsor’s website (including information regarding the TOPIX® Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the TOPIX® Index is accurate or complete.

General

The TOPIX® Index (also known as the “Tokyo Stock Price Index®”) was developed by the TSE.  Publication of the TOPIX® Index began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998.  The TSE is responsible for calculating and maintaining the TOPIX® Index, and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index. The TOPIX® Index is computed and published every second via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The TOPIX® Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Index Composition and Maintenance

The component stocks of the TOPIX® Index consist of all Japanese common stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months.  The TOPIX® Index measures changes in the aggregate market value of these stocks.  The TSE Japanese stock market is divided into two sections: the First Section and the Second Section.  Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies.  The component stocks of the TOPIX® Index are determined based on market capitalization and liquidity.  Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX® Index if such stock ceases to meet the criteria for inclusion.  Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria.  Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others.  Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

Computation of the TOPIX® Index

The TOPIX® Index is a free-float adjusted market capitalization-weighted index. The TOPIX® Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded to the nearest one-hundredth.  The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free-float adjusted common shares listed on the First Section of the TSE at the same instance) (the “current market value”) by the base market value (i.e., the current market value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	current market value	×	100
Base Market Value

In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous

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change or discontinuity in the level of the TOPIX® Index.  Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders, issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date	=	(Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Base Market Value before adjustment		Base Market Value after adjustment

Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value × (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change.  As a result of such change affecting the current market value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement

Wells Fargo & Company, our parent Company, and the TSE expect to enter into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the TOPIX® Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and TSE provides that the following language must be stated in this pricing supplement:

•

The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

•

The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof.

•

The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day.

•

The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein.  Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value.

•	The securities are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.
•	The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public.
•

The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX Index Value.

•	Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.

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Historical Information for the TOPIX® Index

We obtained the closing levels set forth in the graph below from Bloomberg without independent verification.

The historical performance of the TOPIX® Index should not be taken as an indication of the future performance of the TOPIX® Index during the term of the securities.

The following graph sets forth the daily closing levels of the TOPIX® Index for each day in the period from January 1, 2015 through February 20, 2020. The closing level on February 20, 2020 was 1,674.48.

“Tokyo Stock Price Index®/TOPIX®”, “Tokyo Stock Exchange” and “TOPIX® Index” are trademarks of the Tokyo Stock Exchange, Inc. and are licensed to Wells Fargo & Company (“WFC”), our parent company, for use by WFC and certain of its affiliated or subsidiary companies (including us).

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The FTSE® 100 Index

We obtained all information contained in this pricing supplement regarding the FTSE® 100 Index (referred to in this section as the “UKX Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, FTSE International Limited, the index sponsor (“FTSE”).  FTSE has no obligation to continue to publish, and may discontinue publication of, the UKX Index at any time.  Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the UKX Index in connection with the offer and sale of securities.

In addition, information about the UKX Index may be obtained from other sources including, but not limited to, the UKX Index sponsor’s website (including information regarding (i) the UKX Index’s top five constituents and their respective weightings and (ii) the UKX Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the UKX Index is accurate or complete.

General

The UKX Index is an index calculated, published and disseminated by FTSE Russell (“FTSE”), the index sponsor, a wholly owned subsidiary of London Stock Exchange Group plc (the “LSEG”).  The UKX Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”).  Publication of the UKX Index began in January 1984.

The UKX Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the UKX Index

The 100 stocks included in the UKX Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE that were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days.  The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value.  Where there are multiple lines of equity capital in a company, all are included and priced separately, provided that the secondary line’s full market capitalization (i.e. before the application of any investability weightings), is greater than 25% of the full market capitalization of the company’s principal line and the secondary line satisfies the eligibility rules and screens in its own right in all respects.  A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

The UKX Index is overseen and reviewed quarterly by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level.  The Index Steering Committee undertakes the reviews of the UKX Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the UKX Index.  The meetings to review the constituents are held on the Wednesday before the first Friday in March, June, September and December.  Each review is based on data from the close of business on the Tuesday before the first Friday of the review month.  Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the UKX Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the UKX Index.  To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.  A constant number of constituents will be maintained for the UKX Index.  Where a greater number of companies qualify to be inserted in the index than those qualifying to be deleted, the lowest ranking constituents presently included in the index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review.  Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the UKX Index but do not pass the liquidity test are excluded.  At the next annual review, the companies are re-tested against all eligibility screens.

Calculation of the UKX Index

The UKX Index is calculated by (i) multiplying the per share price of each stock included in the UKX Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market

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Value”) as of the starting date of the UKX Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the UKX Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the UKX Index and (iv) multiplying the result by 1,000.  Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire UKX Index than will movements in share prices of companies with relatively smaller market capitalization.

License Agreement

Wells Fargo & Company, our parent company, and FTSE have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the FTSE® 100 Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and FTSE provides that the following language must be stated in this pricing supplement:

THE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE INTERNATIONAL LIMITED OR BY THE LONDON STOCK EXCHANGE GROUP COMPANIES AND NEITHER FTSE, THE LSE MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE® 100 INDEX AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. FTSE® 100 INDEX IS COMPILED AND CALCULATED BY FTSE. HOWEVER, NEITHER FTSE NOR THE LSE SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE FTSE 100® INDEX AND NEITHER FTSE NOR THE LSE SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

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Historical Information for the FTSE® 100 Index

We obtained the closing levels set forth in the graph below from Bloomberg without independent verification.

The historical performance of the FTSE® 100 Index should not be taken as an indication of the future performance of the FTSE® 100 Index during the term of the securities.

The following graph sets forth the daily closing levels of the FTSE® 100 Index for each day in the period from January 1, 2015 through February 20, 2020. The closing level on February 20, 2020 was 7,436.64.

“FTSE®” is a trademark of the London Stock Exchange Group companies and is used by FTSE International Limited under license.

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The Swiss Market Index (SMI®)

We obtained all information contained in this pricing supplement regarding the Swiss Market Index (SMI®) (referred to in this section as the “SMI”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, SIX Swiss Exchange AG, the index sponsor (“SSE”). SSE has no obligation to continue to publish, and may discontinue publication of, the SMI at any time.  Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the SMI in connection with the offer and sale of securities.

In addition, information about the SMI may be obtained from other sources including, but not limited to, the SMI sponsor’s website (including information regarding (i) the SMI’s top ten constituents and their respective weightings and (ii) the SMI’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SMI is accurate or complete.

The SMI is a free-float adjusted market capitalization-weighted price return index of the Swiss equity market.  The SMI was standardized on June 30, 1988 with an initial baseline value of 1,500 points. SIX Swiss Exchange Ltd (“SSE”) is the index sponsor of the SMI.

The SMI does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the SMI

The SMI is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index® (“SPI”).  The SMI represents approximately 85% of the free-float market capitalization of the Swiss equity market.  The SMI is recalculated every time a new transaction is made for a stock included in the SMI.  The shortest interval is one second.

The SMI is composed of the 20 highest ranked securities of the SPI, where the ranking of each security is determined by a combination of the following criteria:

•	average free-float market capitalization over the last twelve months (compared to the capitalization of the entire SPI); and
•	cumulated on order book turnover over the last twelve months (compared to the total turnover of the SPI).

The average market capitalization in percent and the turnover in percent are each given a weighting of 50% and yield the weighted market share.  A security is admitted to the SMI if it ranks 18 or better in the selection list.  A security is excluded from the SMI if it ranked 23 or lower in the selection list.  A share ranked 19 or 20 is admitted only if a share included in the SMI meets the exclusion criteria directly (position 23 or lower) and no other share that either meets the admission criteria directly (position 18 or higher) or is rated higher has moved up in its place.  A share ranked 21 or 22 is excluded only if a share meets the admission criteria directly (position 18 or higher) and no other share that either meets the exclusion criteria directly (position 23 or lower) or is rated lower has been excluded in its place.

Standards for Admission and Exclusion

To ensure that the composition of the SMI maintains a high level of continuity, the stocks contained within it are subject to a special admission and exclusion procedure. This is based on the criteria of free-float market capitalization and liquidity. The index-basket adjustments which arise from this procedure are, as a rule, made once per year.

The securities included in the SMI are weighted according to their free float, subject to capped weightings and intra-quarter breaches. This means that large share packages that reach or exceed the threshold of 5% are subtracted from the total market capitalization. The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed and wholly or partially paid in and documented in the Commercial Register. Neither conditional nor approved capital is counted as issued and outstanding equity capital.

The free float is calculated on the basis of listed shares only. Where a company has different categories of listed participation rights, these are considered separately for the purposes of calculating the SMI. In principle, shares that have been reported to the SSE by a person or group of persons whose shareholding has exceeded the relevant threshold values under Article 20 of the Swiss Federal Act on Stock Exchanges and Securities Trading (“SESTA”) are deemed to be shares in fixed ownership. Shares of persons and groups of persons who are subject to a shareholder agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in a company are also deemed to be in fixed ownership.

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The SSE may use sources in addition to the reports pursuant to SESTA to calculate shares in fixed ownership. In particular, the SSE may use data gained from issuer surveys that it conducts itself.

Exceptions: custodian nominees; trustee companies; investment funds; pension funds; and investment companies.

The SSE classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates (“Partizipationsscheine”) and bonus certificates (“Genussscheine”) is taken into full account in calculating the SMI because it does not confer voting rights.

Ordinary Adjustment of Shares

Changes to the index-basket composition will be made once a year after prior notice of at least two months on the third Friday in September after close of trading.  The number of securities and free-float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, the third Friday in June, the third Friday in September and the third Friday in December (in each case, after the close of trading).

The SSE may conduct a capital survey among issuers in order to obtain the required data.

The announcement of the provisional new stocks occurs at least one month before the adjustment date. The SSE reserves the right to take account of recent changes before the adjustment date, so the definite new stocks are announced only five trading days before the adjustment date.

Extraordinary Adjustment of the Number of Shares

In order to avoid frequent slight changes to the weighting and to maintain the stability of the index, any extraordinary change of the total number of outstanding stocks or the free float will only result in an extraordinary adjustment if it exceeds 10% and 5%, respectively, and is in conjunction with a corporate action. After a takeover, the SSE may, in exceptional cases, adjust the free float of the company in question upon publication of the end result. A five-day notification period applies. At the same time, the SSE may exclude the stock from the relevant index family.

Where an insolvency has been announced, an extraordinary adjustment will be made and an exclusion from the indices, taking into account a notification period of 5 trading days.

The foregoing notwithstanding, the SSE reserves the right to make the adjustments described above without observing the relevant notification periods.

If the free float changes as a result of an extraordinary adjustment of the number of shares, the free float is adjusted at the same time as the number of shares even if the free float changes by less than ten percentage points.

Capped Weightings and Intra-Quarter Breaches

The weight of any index constituent that exceeds a weight of 18% within the index is reduced to that value at each ordinary quarterly adjustment date by applying a capping factor to the calculation of such constituent’s free float market capitalization. A constituent’s number of shares and free float figure are used to determine its capping factor. The excess weight (the difference of the original weight minus the capped weight) is distributed proportionally across the other index constituents. The constituents are also capped to 18% as soon as two index constituents exceed a weight of 20% (an “intra-quarter breach”). If an intra-quarter breach is observed after the close of the markets, the new capping factors are implemented after the close of the following trading day. The weights of the largest components are therefore set again to 18% effective after the close of the following trading day. If an issuer is represented in the index by more than one security, the free float market capitalization of those securities is cumulated for the calculation of the capping factors.

Calculation of the SMI

The SMI is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues.  The index level is calculated by dividing the market capitalizations of all securities included in the SMI by a divisor:

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where t is current day; s is current time on day t; Is is the current index level at time s; Dt is the divisor on day t; M is the number of issues in the SMI; pi,s is the last-paid price of security i; xi,t is the number of shares of security i on day t; fi,t is the free float for security i on day t; and rs is the current CHF exchange rate at time s.

The divisor is a technical number used to calculate the SMI. If the market capitalization changes due to a corporate event, the divisor changes while the index value remains the same.  The new divisor is calculated on the evening of the day before the corporate event takes effect.

In calculating the SMI, the last-paid price is taken into account. If no price has been paid on the day of calculation, the previous day’s price is used. Only the prices achieved via the electronic order book of the SSE are used.

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SSE. Since the opening phase usually causes strong price fluctuations, the SMI is first calculated two minutes after the start of on order book trading. This index level is called the “open.” A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI are established.

Dividend Payments

Regular cash dividend payments do not result in adjustments to the divisor. Repayments of capital through the reduction of a share’s par value, which can take the place of a regular cash dividend or constitute a component of the regular distribution, are treated in the same way as a normal dividend payment (i.e., no adjustment to the divisor).  Distributions (e.g., special dividends and anniversary bonuses) that, contrary to a company’s usual dividend policy, are paid out or declared extraordinary dividends, are not deemed dividends in the above sense. These distributions are considered corporate events and also result in adjustments to the divisor.

License Agreement

“SIX Swiss Exchange AG (“SIX Swiss Exchange”) and its licensors (“Licensors”) have no relationship to us, other than the licensing of the Swiss Market Index (SMI®) and the related trademarks to Wells Fargo & Company, our parent company, for use in connection with the securities.

SIX Swiss Exchange and its Licensors do not: sponsor, endorse, sell or promote the securities; recommend that any person invest in the securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities; have any responsibility or liability for the administration, management or marketing of the securities; consider the needs of the securities or the owners of the securities in determining, composing or calculating the Swiss Market Index (SMI®) or have any obligation to do so. SIX Swiss Exchange and its Licensors give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the securities or their performance.

SIX Swiss Exchange does not assume any contractual relationship with the purchasers of the securities or any other third parties.

Specifically, SIX Swiss Exchange and its Licensors do not give any warranty, express or implied, and exclude any liability for: the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the Swiss Market Index (SMI®) and the data included in the Swiss Market Index (SMI®); the accuracy, timeliness, and completeness of the Swiss Market Index (SMI®) and its data; the merchantability and the fitness for a particular purpose or use of the Swiss Market Index (SMI®) and its data; the performance of the securities generally.

SIX Swiss Exchange and its Licensors give no warranty and exclude any liability, for any errors, omissions or interruptions in the Swiss Market Index (SMI®) or its data. Under no circumstances will SIX Swiss Exchange or its Licensors be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Swiss Market Index (SMI®) or its data or generally in relation to the securities, even in circumstances where SIX Swiss Exchange or its Licensors are aware that such loss or damage may occur. The licensing Agreement between Wells Fargo & Company and SIX Swiss Exchange is solely for their benefit and not for the benefit of the owners of the Swiss Market Index (SMI®) or any other third parties.”

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Historical Information for the Swiss Market Index (SMI®)

We obtained the closing levels set forth in the graph below from Bloomberg without independent verification.

The historical performance of the Swiss Market Index (SMI®) should not be taken as an indication of the future performance of the Swiss Market Index (SMI®) during the term of the securities.

The following graph sets forth the daily closing levels of the Swiss Market Index (SMI®) for each day in the period from January 1, 2015 through February 20, 2020. The closing level on February 20, 2020 was 11,154.53.

The Swiss Market Index (SMI®) is the intellectual property (including registered trademarks) of SIX Swiss Exchange AG, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

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The S&P/ASX 200 Index

We obtained all information contained in this pricing supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue publication of, the S&P/ASX 200 Index at any time.  Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P/ASX 200 Index in connection with the offer and sale of the securities.

In addition, information about the S&P/ASX 200 Index may be obtained from other sources including, but not limited to, the S&P/ASX 200 Index sponsor’s website (including information regarding (i) the S&P/ASX 200 Index’s top ten constituents, (ii) the S&P/ASX 200 Index’s sector weightings and (iii) the S&P/ASX 200 Index’s country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P/ASX 200 Index is accurate or complete.

General

The S&P/ASX 200 Index is designed to be the primary gauge for the Australian equity market, and it is recognized as an investable benchmark in Australia.  The S&P/ASX 200 Index measures the performance of the 200 largest index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization, and is widely considered Australia’s benchmark index.  The index is float-adjusted, covering approximately 80% of Australian equity market capitalization. S&P Dow Jones Indices LLC (“S&P Dow Jones”) is the index sponsor of the S&P/ASX 200 Index.

The S&P/ASX 200 Index does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Composition of the S&P/ASX 200 Index

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (“GICS®”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios.  It also enables meaningful comparisons of sectors and industries across regions.

Standards for Listing and Maintenance

The index committee of the S&P/ASX 200 Index aims to design a highly liquid and tradable index whose total market capitalization is large enough to approximate the market segment it is capturing while keeping the number of stocks at a minimum.  Both market capitalization and liquidity are assessed using the previous six months’ worth of data.  Quarterly review changes take effect the third Friday of March, June, September and December.

The criteria for index additions include, but are not limited to:

•	Listing. Only securities listed on the ASX are considered for inclusion in the S&P/ASX 200 Index;
•

Market Capitalization.  The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months.  The stock price history (last six months), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation.  The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities; and

•

Liquidity.  Only securities that are regularly traded are eligible for inclusion in the S&P/ASX 200 Index.  A stock’s liquidity is measured relative to its peers.  Relative Liquidity is calculated as follows:

Relative Liquidity	=	Stock Median Liquidity
Market Liquidity

Where:

•	Stock Median Liquidity is the median daily value traded for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and
•

Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 constituents in the All Ordinaries index, an index that includes nearly all ordinary shares listed on the ASX.

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Stocks must have a minimum Relative Liquidity of 50% to be included in the S&P/ASX 200 Index.

•

Eligible Securities.  Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P/ASX 200 Index.  Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible.  Listed investment companies (LICs) that invest in a portfolio of securities are not eligible.  Companies that are currently under consideration for merger or acquisition are not eligible.

Intra-Quarter Additions/Deletions.  Between rebalancing dates, an addition to the S&P/ASX 200 Index is generally made only if a vacancy is created by an index deletion.  Index additions are made according to market size and liquidity.  An initial public offering is added to the S&P/ASX 200 only when an appropriate vacancy occurs and is subject to proven liquidity for at least two months.  An exception may be made for extraordinary large offerings where sizeable trading volumes justify index inclusion.  An index constituent that appears to violate criteria for addition to the S&P/ASX 200 Index will not be deleted unless ongoing conditions warrant an index change.  Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies.  The decision to remove a stock from the S&P/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed.  Stocks that are removed due to mergers & acquisitions activity are removed from the S&P/ASX 200 Index at the cash offer price for cash-only offers.  Otherwise, the best available price in the market is used.

Rebalancing.  Rebalancing of the S&P/ASX 200 Index series occurs on a regular basis.  Both market capitalization and liquidity are assessed using the previous six months’ worth of data to determine index eligibility.  Shares and IWFs updates are also applied regularly.

Frequency.  The S&P/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity.  Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

Buffers.  In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the S&P/ASX 200 Index. The following buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

Addition	Rank Buffer for Deletion
179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the Index Committee to arrive at any potential constituent changes to the S&P/ASX 200 Index. However, the Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Share Updates. The share count for all index constituents are updated quarterly and are rounded to the nearest thousand (‘000). An update to the number of issued shares will be considered if the change is at least 5% of the float adjusted shares, as of the quarterly rebalancing reference date.  Intra quarter share changes are implemented at the effective date or as soon as reliable information is available; however, they will only take place in the following circumstances:

•	Changes in a company’s float-adjusted shares of 5% or more due to market-wide shares issuance;
•	Rights issues, bonus issues and other major corporate actions; and
•	Share issues resulting from index companies merging and major off-market buy-backs.

Share changes due to mergers or acquisitions are implemented when the transaction occurs, even if both of the companies are not in the same index and regardless of the size of the change.

Notification of intra quarter changes to the number of issued shares generally takes place three business days prior to the implementation date.

Calculation of the S&P/ASX 200 Index

The S&P/ASX 200 Index is calculated using a base-weighted aggregate methodology so that the level of the S&P/ASX 200 Index reflects the total market value of all the component stocks relative to a particular base period.  The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF)

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adjustment.  An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

Investable Weight Factor (IWF). A stock’s weight in the S&P/ASX 200 Index is determined by the float-adjusted market capitalization of the stock.  This is a function of current index shares, the latest available stock price and the IWF.  The IWF represents the float-adjusted portion of a stock’s equity capital.  Therefore any strategic holdings that are classified as either corporate, private or government holdings reduce the IWF which, in turn, results in a reduction in the float-adjusted market capital.  Shares owned by founders, directors of the company, trusts, venture capitalists and other companies are also excluded.  These are also deemed strategic holders and are considered long-term holders of a stock’s equity.  Any strategic shareholdings that are greater than 5% of total issued shares are excluded from the relevant float.

On any given day, the S&P/ASX 200 Index value is the quotient of the total available market capitalization of its constituents and its divisor.  Continuity in the S&P/ASX 200 Index values is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date.  This includes additions and deletions to the S&P/ASX 200 Index, rights issues, share buybacks and issuances, spin-offs, and adjustments in availability.  The divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the index.  The divisor is adjusted such that the S&P/ASX 200 Index value at an instant just prior to a change in base capital equals the S&P/ASX 200 Index value at an instant immediately following that change.

Corporate Action Adjustment

The table below summarizes the types of index maintenance adjustments upon various corporate actions and indicate whether or not a divisor adjustment is required.

Type of Corporate Action	Index Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the S&P/ASX 200 Index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Changes in shares outstanding

Increasing the shares outstanding increases the market capitalization of the index. Similarly, decreasing the shares outstanding decreases the market capitalization of the S&P/ASX 200 Index. The change to the index market capitalization causes a divisor adjustment.

Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Spin-off

The spin-off is added to the S&P/ASX 200 Index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company, and will remain in the S&P/ASX 200 Index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being removed is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Change in IWF

Increasing the IWF increases the market capitalization of the S&P/ASX 200 Index. Similarly, decreasing the IWF decreases the market capitalization of the S&P/ASX 200 Index. A net change to the index market capitalization causes a divisor adjustment.

Ordinary dividend	When an index component pays an ordinary cash dividend, also referred to as a regular cash dividend, the S&P/ASX 200 Index does not make any adjustments to the price or shares of the stock. As a

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Type of Corporate Action	Index Treatment
result there are no divisor adjustments to such index component.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Index Governance

Each of S&P Dow Jones’ global indices is the responsibility of an index committee that monitors overall policy guidelines and methodologies, as well as additions to and deletions from these indices.  S&P Dow Jones chairs the S&P/ASX Index Committee, which is composed of five members representing both S&P Dow Jones and the ASX.

Decisions made by the index committee include all matters relating to index construction and maintenance.  The index committee meets regularly to review market developments and convenes as needed to address major corporate actions.  It is the sole responsibility of the index committee to decide on all matters relating to methodology, maintenance, constituent selection and index procedures.  The index committee makes decisions based on all publicly available information and discussions are kept confidential to avoid any unnecessary impact on market trading.

License Agreement

Wells Fargo & Company, our parent company, and S&P Dow Jones have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us), in exchange for a fee, of the right to use the S&P/ASX 200 Index in connection with the issuance of the securities.

The license agreement between Wells Fargo & Company and S&P Dow Jones provides that the following language must be stated in this pricing supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P Dow Jones’ and its third party licensor’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P Dow Jones and the third party licensors and of the S&P/ASX 200 Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P/ASX 200 Index. Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities is to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

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Historical Information for the S&P/ASX 200 Index

We obtained the closing levels set forth in the graph below from Bloomberg without independent verification.

The historical performance of the S&P/ASX 200 Index should not be taken as an indication of the future performance of the S&P/ASX 200 Index during the term of the securities.

The following graph sets forth the daily closing levels of the S&P/ASX 200 Index for each day in the period from January 1, 2015 through February 20, 2020. The closing level on February 20, 2020 was 7,162.494.

The S&P/ASX 200 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed to Wells Fargo & Company (“WFC”), our parent company, for use by WFC and certain of its affiliated or subsidiary companies (including us). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); “ASX” is a registered trademark of ASX Operations Pty Ltd; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P/ASX 200 Index.

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Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

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Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and
(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

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United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities.  It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code.  It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;
•	a “regulated investment company”;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any of the issuers of the underlying stocks of the basket underliers (the “underlying stocks”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code.  If any of the issuers of the underlying stocks were so treated, certain adverse U.S. federal income tax consequences might apply to you, if you are a U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities.  You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the underlying stocks is or becomes a PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect.  This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain.  We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation in the final pricing supplement.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities.  Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

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Tax Consequences to U.S. Holders

This section applies only to U.S. holders.  You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity.  You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities.  Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired.  Your tax basis in the securities should equal the amount you paid to acquire them.  This gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise.  Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates.  The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you generally would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity.  In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders.  You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States.  If you are or

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may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise.  If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments.  If all or any portion of a security were recharacterized as a debt instrument, subject to the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax.  While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect.  Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code.  Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”).  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances.  For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time.  Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

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Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code.  If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income.  While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement.  The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.  If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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